EXHIBIT 99.1
                                                                    ------------


                                CLARK CONSULTING


CONTACT:      JIM RADOSEVICH
              VICE PRESIDENT, CORPORATE FINANCE & INVESTOR RELATIONS
              PHONE: 847-304-5800; EMAIL - JIM.RADOSEVICH@CLARKCONSULTING.COM

                 CLARK CONSULTING REPORTS SECOND QUARTER RESULTS
       Company reports earnings per share of $0.11 with continued strong
                           Banking Practice revenues

Barrington, IL, July 24, 2003 - Clark Consulting (NYSE:CLK), a national firm dedicated to helping companies keep their best people through integrated compensation, benefits and funding solutions, today announced second quarter results.

SECOND QUARTER HIGHLIGHTS

o        Total revenues were $77.3 million, a 40.7% increase from second quarter
         2002

o Operating income was $8.5 million, which includes $1.5 million received from a favorable lawsuit settlement, as compared to $2.5 million in second quarter 2002

o Net income grew 49.8% to $2.0 million, resulting in $0.11 per share for the quarter

o        The Company launched its new corporate name and ticker symbol

o The Company issued $15 million of 30-year subordinated debt in a pooled trust preferred transaction, the net proceeds of which were used to pay down existing debt

The Company produced second quarter 2003 revenues of $77.3 million, an increase of 40.7% from revenues of $54.9 million in the second quarter of 2002. Second quarter operating income was $8.5 million, as compared to $2.5 million in the comparable 2002 period. Clark Consulting reported net income for the second quarter of $2.0 million, or $0.11 per diluted share versus net income of $1.3 million or $0.08 per diluted share for the same period last year.

FINANCIAL SUMMARY OF OPERATIONS ($ IN MILLIONS EXCEPT PER SHARE AMOUNTS)

                                                       Three months ended
                                                            June 30,
                                                       2003         2002
                                                       ----         ----
          Total Revenue                               $77.3        $54.9
          Operating Income                              8.5          2.5
          Net Income                                    2.0          1.3
          EPS (Diluted)                               $0.11        $0.08

                                             as of  6/30/03    12/31/02
                                                    -------    --------
     Unrestricted Cash                               $ 13.9      $ 14.5
     Recourse Debt                                     97.7       113.1
     Non-Recourse Debt *                              295.1       305.0
     Recourse Debt/Capitalization ratio                28.1%       31.9%
     Total Debt/Capitalization ratio                   61.1%       63.4%

* debt incurred as a result of a securitization of specified inforce revenues, which is generally non-recourse to the Company's general assets

First-year revenue during second quarter 2003 was $42.5 million compared to $36.5 million in the second quarter of 2002. The increase was primarily driven by the Banking Practice, led by Rich Chapman, which reported a $9.3 million increase in first-year business revenue over second quarter 2002, reflecting a strong community bank market and increased production resulting from the integration of LongMiller. The increase also reflects a full quarter of revenue from the Human Capital Practice, which was formed in May of 2002. New business revenue was significantly lower in the Executive Benefits Practice, reflecting the continued difficult economic environment, which most directly affects that segment of our business. Renewal revenues in the second quarter increased 88.7% to $34.7 million, as compared to $18.4 million for the comparable period in 2002. Renewal revenues increased within each segment, but were primarily impacted by the LongMiller acquisition.

Quarterly results (000's)   6/30/03    6/30/02    Difference     % Change
                            -------    -------    ----------     --------
First-year revenue           $42.5      $36.5        $6.0           16.6%
Renewals and other           $34.7      $18.4        $16.3          88.7%

Commission expense was 28.1% of gross revenue as compared to 29.5% in second quarter 2002, which is a result of a higher percentage of revenue coming from employee consultants who generally receive a smaller commission percentage as compared to independent consultants, as well as a higher percentage of consulting revenue that does not have an associated commission expense. G&A expense was $43.3 million for the quarter or 56.1% of revenue, as compared to $34.2 million for second quarter 2002 or 62.2% of revenue. G&A expense includes approximately $800 thousand relating to the corporate re-branding effort and $300 thousand of severance expense at the Company's Human Capital Practice. Operating income, which reflects an operating loss from the Human Capital Practice of $1.4 million during the quarter and includes $1.5 million received from a favorable lawsuit settlement, increased to $8.5 million from $2.5 million in the same period last year.

Amortization expense for the quarter was $5.2 million as compared to $2.1 million in the prior year and interest expense was $6.2 million in the quarter as compared to $0.5 million in the comparable 2002 period. The increase in these items is primarily a result of the LongMiller acquisition. Pre-tax income was $2.5 million, a 16.1% increase from second quarter 2002. The Company had an effective income tax rate of 20.3% for the quarter, which reflects an anticipated $500 thousand net state tax refund from amended filings. After-tax net income was $2.0 million, an increase of 49.8% over second quarter 2002 after-tax net income of $1.3 million.

During the period, the Company raised approximately $15 million from its participation in a pooled trust preferred transaction, in which it issued long-term subordinated debt securities. The Company used the net proceeds to pay off a portion of its acquisition facility debt.

"The diverse strength of our business is highlighted by our ability to produce a successful quarter, despite the fact that our Executive Benefits Practice and Human Capital Practice continue to be negatively affected by the sluggish economy", commented Tom Wamberg, Chairman and Chief Executive Officer of Clark Consulting. "Fortunately, our Banking Practice has continued to generate record sales and has been the main contributor to our strong year-over-year revenue growth. Each of our practices has done an excellent job at containing costs, and we continue to make adjustments in the less profitable areas of our business in order to maximize our opportunities and improve margins."

SIX-MONTH RESULTS

For the six months ended June 30, 2003, total revenues were $161.9 million, an increase of 33.9% from the first six months of 2002. First-year revenues for the six-month period ending June 30, 2003 were $84.8 million, up 25.4%, as compared to $67.7 million for the first six months in 2002. Renewal revenues were $77.1 million, up 44.7% from last year's comparable period, primarily due to the LongMiller acquisition. Revenue growth was particularly strong in the Company's Banking Practice and Federal Policy Group.

Commission expense for the six-month period ended June 30, 2003 was $46.8 million, or 28.9% of total revenue, as compared to $40.2 million, or 33.3% of total revenue in the first six months of 2002. Operating income was $20.3 million, an 82.6% increase from operating income of $11.1 million in the comparable period of 2002. Amortization expense for the six months was $10.4 million as compared to $3.9 million in the prior year period and interest expense was $12.2 million in the period as compared to $0.8 million in the comparable 2002 period, both as a result of the LongMiller acquisition. Year-to-date net income was $5.6 million, a 3.2% decrease from the prior year's period. Net income reflects a 34.3% year-to-date income tax rate, as compared to 40.8% experienced in 2002. The Company expects its normalized effective income tax rate to be approximately 40.3% in future periods.

"Our cash flow has been very strong to-date" stated Tom Pyra, Chief Financial Officer and Chief Operating Officer of Clark Consulting. "Year-to-date, our operating income has increased over 80% from the first half of 2002 and the Company has paid down $25 million of principal on its outstanding debt."

OUTLOOK

Tom Wamberg added, "We remain focused on integrating our operations and continue to believe our 2003 performance expectations are achievable. However, with interest rates remaining at very low historical levels, there is some uncertainty about sustaining the tremendous growth rate we have achieved so far this year in our Banking Practice. Therefore, we are doing everything possible to control costs and to produce more robust revenue growth from our other practices."

Founded in 1967, Clark Consulting is a firm with expertise in executive compensation and benefit design, funding and plan administration. With more than 4,800 corporate, healthcare and banking clients, our mission is in helping companies to keep their best people.

A conference call discussing the Company's second quarter 2003 results will take place this morning, July 24, 2003 at 10:00am CDT. The call will be webcast live and can be listened to by accessing the Company's website at www.clarkconsulting.com.

All statements other than statements of historical fact included in this news release are forward-looking statements. Words such as "anticipate," "believe," "estimate," "expect," "intend" and similar expressions as they relate to the Company or its management, identify forward-looking statements. Such forward-looking statements are based on the beliefs of the Company's management as well as assumptions made by and information currently available to the Company's management. These statements are not a guarantee of future performance. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors, such as difficulties associated with changes in tax legislation, dependence on key consultants, the Company's dependence on persistency of existing business, credit risk related to renewal revenue, acquisition risks such as our ability to integrate acquired businesses, competitive factors and pricing pressure, dependence on certain insurance companies, changes in legal and regulatory requirements, general economic conditions and such other factors discussed under the caption "Risk Factors" in the Annual Report on Form 10-K for the year ended December 31, 2002 as filed with the Securities and Exchange Commission.

Such statements reflect the current views of the Company's management with respect to future events and are subject to these and other risks, uncertainties and assumptions relating to the operations, results of operations, growth strategy and liquidity of the Company. All subsequent written and oral forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by this paragraph. The Company has no intention, and disclaims any obligation to update or revise any forward-looking statements, whether as a result of new information, future results or otherwise. Further information may be obtained at the Company's Internet site: http://www.clarkconsulting.com.

                                  CLARK, INC.
                                 BALANCE SHEET
                                   UNAUDITED
                     ($ IN THOUSANDS EXCEPT SHARE AMOUNTS)

                                                     JUNE 30,      DECEMBER 31,
                                                       2003           2003
                                                    ----------     -----------
                                     ASSETS
Current Assets

   Cash and cash equivalents                        $   13,901     $   14,524

   Restricted cash                                      13,432         14,065

   Accounts and notes receivable, Net                   54,019         64,262

   Prepaid income taxas                                  4,556          3,253

   Deferred tax assets                                   2,001          1,252

   Other current assets                                  2,816          2,945
                                                    ----------     ----------
      Total Current Assets                              90,725        100,301
                                                    ----------     ----------

Intangible Assets, Net                                 591,406        600,195

Equipment and Leasehold Improvements, Net               14,842         15,064

Other Assets                                            18,361         19,010
                                                    ----------     ----------
      TOTAL ASSETS                                  $  715,334     $  734,570
                                                    ----------     ----------


                      LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities

   Accounts payable                                 $    7,217     $   11,065

   Accrued liabilities                                  39,471         44,807

   Deferred revenue                                      4,745          2,349

   Debt maturing within one year                        30,337         22,675
                                                    ----------     ----------
      Total Current Liabilities                         81,770         80,896
                                                    ----------     ----------

Long Term Debt                                         365,519        395,384

Deferred Tax Liability                                  12,145          8,837

Deferred Compensation                                    4,930          3,779

Interest rate swap                                         993              -

Other non-current liabilities                            2,812          4,552


STOCKHOLDERS' EQUITY

   Common stock                                            185            181

   Paid-in-capital                                     188,038        183,980

   Retained earnings                                    62,535         56,961

   Other comprehensive income                             (593)             -
                                                    ----------     ----------
      TOTAL STOCKHOLDER'S EQUITY                       250,165        241,122
                                                    ----------     ----------
      TOTAL LIABILITIES AND STOCKHOLDER'S EQUITY    $  715,334     $  734,570
                                                    ----------     ----------

                                              CLARK, INC.
                                           INCOME STATEMENT
                                               UNAUDITED
                                 ($ IN THOUSANDS EXCEPT SHARE AMOUNTS)

                                      FOR THE THREE MONTHS ENDED         FOR THE SIX MONTHS ENDED
                                                JUNE 30,                         JUNE 30,
                                          2003             2002            2003            2002
                                      -----------      -----------     -----------     -----------
Total Revenue                         $    77,258      $    54,890     $   161,896     $   120,924

Commission and fee expense                 21,716           16,183          46,822          40,237

General and administrative expense         43,329           34,154          85,878          65,630

Amortization of intangibles                 5,197            2,097          10,375           3,928

Settlement of litigation                   (1,500)               -          (1,500)              -
                                      -----------      -----------     -----------     -----------
   INCOME FROM OPERATIONS                   8,516            2,456          20,321          11,129
                                      -----------      -----------     -----------     -----------
Interest and other income                     146              155             333             312

Interest expense                           (6,164)            (458)        (12,167)           (840)
                                      -----------      -----------     -----------     -----------
   Pre-tax income                           2,498            2,153           8,487          10,601

Income tax expense                            506              823           2,914           4,320
                                      -----------      -----------     -----------     -----------
   Income, before cumulative
   effect of change in accounting
   principle                                1,992            1,330           5,573           6,281
                                      -----------      -----------     -----------     -----------
Cumulative effect of change in
accounting principle, net of tax                -                -               -             523
                                      -----------      -----------     -----------     -----------
   NET INCOME                         $     1,992      $     1,330     $     5,573     $     5,758
                                      -----------      -----------     -----------     -----------

Basic net income per common share

   Net income                         $      0.11      $      0.08     $      0.31     $      0.34

   Weighted average shares             18,325,747       16,815,887      18,221,031      16,706,491

Diluted net income per common share

   Net income, before cumulative
   effect of change in accounting
   principle                          $      0.11      $      0.08     $      0.30     $      0.36

   Cumulative effect of change in
   accounting principle               $         -      $         -     $         -     $     (0.03)

   Net income                         $      0.11      $      0.08     $      0.30     $      0.33

   Weighted average shares             18,509,674       17,336,783      18,553,033      17,250,826


                                              CLARK, INC.
                                  INCOME STATEMENT - PRACTICE DETAIL
                                               UNAUDITED
                                 ($ IN THOUSANDS EXCEPT SHARE AMOUNTS)

                                      FOR THE THREE MONTHS ENDED         FOR THE SIX MONTHS ENDED
                                                JUNE 30,                         JUNE 30,
                                          2003             2002            2003            2002
                                      -----------      -----------     -----------     -----------
EXECUTIVE BENEFITS PRACTICE

   First year revenue                 $     4,327      $     8,472     $    12,822     $    18,082

   Renewal revenue                          9,876            9,033          28,661          33,271
                                      -----------      -----------     -----------     -----------
      Total revenue                        14,203           17,505          41,483          51,353

   Commission expense                       5,865            7,946          17,910          25,724

   Operating expense                        8,454            8,410          17,569          16,606

   Amortization                             1,025            1,074           2,031           2,011
                                      -----------      -----------     -----------     -----------
      Operating income                $    (1,141)     $        75     $     3,973     $     7,012
                                      ===========      ===========     ===========     ===========


BANKING PRACTICE

   First year revenue                 $    19,642      $    10,279     $    32,291     $    17,295

   Renewal revenue                         22,374            7,958          42,171          14,822
                                      -----------      -----------     -----------     -----------
      Total revenue                        42,016           18,237          74,462          32,117

   Commission expense                      15,017            7,393          26,772          12,843

   Operating expense                       10,199            6,763          21,329          13,903

   Amortization                             3,615              391           7,229             764
                                      -----------      -----------     -----------     -----------
      Operating income                $    13,185      $     3,690     $    19,132     $     4,607
                                      ===========      ===========     ===========     ===========


HEALTHCARE GROUP

   First year revenue                 $     6,622      $     7,697     $    13,345     $    15,118

   Renewal revenue                          1,984            1,410           5,172           4,343
                                      -----------      -----------     -----------     -----------
      Total revenue                         8,606            9,107          18,517          19,461

   Commission expense                         834              844           2,140           1,670

   Operating expense                        6,316            6,913          13,070          13,815

   Amortization                               421              452             841             904
                                      -----------      -----------     -----------     -----------
      Operating income                $     1,035      $       898     $     2,466     $     3,072
                                      ===========      ===========     ===========     ===========


HUMAN CAPITAL PRACTICE

   Total revenue                      $     5,984      $     3,993     $    11,871     $     6,303

   Operating expense                        7,376            4,556          13,812           6,584

   Amortization                                 -                -               -               -
                                      -----------      -----------     -----------     -----------
      Operating expense               $    (1,392)     $      (563)    $    (1,941)    $      (281)
                                      -----------      -----------     -----------     -----------



                                              CLARK, INC.
                              INCOME STATEMENT - PRACTICE DETAIL (Cont'd)
                                                UNAUDITED
                                 ($ IN THOUSANDS EXCEPT SHARE AMOUNTS)

                                      FOR THE THREE MONTHS ENDED         FOR THE SIX MONTHS ENDED
                                                JUNE 30,                         JUNE 30,
                                          2003             2002            2003            2002
                                      -----------      -----------     -----------     -----------
PEARL MEYER PARTNERS

   Total revenue                      $     3,345      $     3,136     $     6,819     $     6,156

   Operating expense                        2,839            2,657           5,848           5,427

   Amortization                                 -                -               -               -
                                      -----------      -----------     -----------     -----------
      Operating income                $       506      $       479     $       971     $       729
                                      ===========      ===========     ===========     ===========


FEDERAL POLICY GROUP

   Total revenue                      $     2,406      $     2,932     $     6,997     $     3,810

   Operating expense                        1,844            1,513           3,553           2,004

   Amortization                                96              138             192             165
                                      -----------      -----------     -----------     -----------
      Operating income                $       466      $     1,281     $     3,252     $     1,641
                                      ===========      ===========     ===========     ===========

BROKER DEALER

   Total revenue                      $       537      $       (61)    $     1,390     $     1,678

   Operating expense                          932              524           1,675           1,093

   Amortization                                 -                -               -               -
                                      -----------      -----------     -----------     -----------
      Operating income                $      (395)     $      (585)    $      (285)    $       585
                                      ===========      ===========     ===========     ===========

CORPORATE

   Total revenue                      $       161      $        41     $       357     $        46

   Operating expense                        5,369            2,818           9,022           6,198

   Amortization                                40               42              82              84

   Settlement of litigation                (1,500)               -          (1,500)              -
                                      -----------      -----------     -----------     -----------
      Operating income                $    (3,748)     $    (2,819)    $    (7,247)    $    (6,236)
                                      -----------      -----------     -----------     -----------

